CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Northern Lights Fund Trust and to the use of our reports dated September 26, 2012 on the financial statements and financial highlights of Generations Multi-Strategy Fund, a series of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

          TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 19, 2012